Preliminary Offering Circular dated January 8, 2021

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Maverick Energy Group, Ltd.

$20,000,000

40,000,000 SHARES OF COMMON STOCK

$0.50 PER SHARE

This is the public offering of securities of Maverick Energy Group, Ltd., a Nevada corporation. We are offering up to 40,000,000 shares of our Common Stock, par value $0.001 ("Common Stock"), at an offering price of $0.50 per share (the "Offered Shares") by the Company. This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the "Termination Date"). The minimum purchase requirement per investor is 20,000 Offered Shares ($10,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 6 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a “best efforts” basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

The Company is using the Offering Circular format in its disclosure in this Offering Circular.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “MKGP.”

Investing in our Common Stock involves a high degree of risk. See "Risk Factors" beginning on page 6 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.50	$20,000,000.00
Underwriting Discounts and Commissions (3)	$0	$0
Proceeds to Company (4)	$0.50	$20,000,000.00

(1)	We are offering shares on a continuous basis. See “Distribution” – Continuous Offering.

(2)	This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best-efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3)	We are offering these securities without an underwriter.

(4)	Excludes estimated total offering expenses, including underwriting discount and commissions, which will be approximately $35,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.50 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "Maverick Energy Group, Ltd.", “Maverick”, “MKGP”, "we", the "Company", "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of Maverick Energy Group, Ltd.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "potential", "should", "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business;

•	Our reliance on estimates, suppliers and customers;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a "going concern;"

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us and our perception and interpretation thereof, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We urge you to read this Offering Circular in its entirety and not place undue reliance on forward-looking statements. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements revising and/or updating our forward-looking statements if events occur or circumstances change.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the "Risk Factors" section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

Maverick Energy Group, Ltd. (the Company) was incorporated as Pinnacle Group Unlimited, Inc. on October 15, 2000 under the laws of the State of Nevada. On March 30, 2006 Pinnacle Group Unlimited, Inc. (PGPU) purchased certain assets and assumed certain assets of Maverick Energy Group, Inc. (“Maverick”) in exchange for 95,000,000 shares of its common stock. On July 25, 2006, the Company filed an Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada to change its name from “Pinnacle Group Unlimited, Inc.” to “Maverick Energy Group, Ltd.”

Maverick now will focus its growth plans on the use of the technology provided in the USR Resources License Agreement and the associated synergies with USR and Maverick’s continuing operations as a producer and operator. Mavericks access to patented and proprietary horizontal production enhancement technologies facilitate the rapid accumulation of valuable oil and gas assets, while at the same time greatly improving the rate of production and lifetime potential of these properties. Maverick should therefore be able to realize substantial multiples of the original capitalization of the company within a brief period.

A key to our success is a unique convergence of interest. For example, many operators and leaseholders of quality oil and gas properties around the country desire access to our innovative horizontal production technologies, equipment, and trained personnel. In order to get it they are offering generous terms that will allow our group to “farm in,” lease or joint venture their reserves with little or no front-end acquisition expense.

By developing or redeveloping these proven reserves, primarily through the economical installation of horizontally producing wells, we not only earn revenues from service fees and daily production, but in the process, we secure a permanent share of the remaining recoverable reserves in place. In effect, this type of agreement allows Maverick to acquire millions of barrels of oil and gas reserves at a fraction of their true value.

Maverick’s technologies provide an efficient and less expensive alternative to the completion of both new and old wells verses most other enhancement options.

Our fiscal year-end date is December 31.

Our MKGP mailing address is 135 Jenkins St. Ste 105B 356, St. Augustine, FL 32086. Our toll-free telephone number is (800) 674-6341. Our website is www.maverick-energy.com and our email address is mkgpinquiries@gmail.com.

We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $1,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

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Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as  bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTCMarket Pink Open Market Sheets under the symbol MKGP.

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THE OFFERING

______

Issuer:	Maverick Energy Group, Ltd.

Securities offered:	A maximum of 40,000,000 shares of our common stock, par value $0.001 ("Common Stock") at an offering price of $0.50 per share (the "Offered Shares"). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	51,975,506 issued and outstanding as of December 29, 2020

Number of shares of Common Stock to be outstanding after the offering	91,975,506 shares, if the maximum amount of Offered Shares are sold

Price per share:	$0.50

Maximum offering amount:	40,000,000 shares at $0.50 per share, or $20,000,000 (See “Distribution.”)

Trading Market:	Our Common Stock is trading on the OTC Markets Pink Open Market Sheets division under the symbol "MKGP."

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $19,965,000.00. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See "Risk Factors."

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RISK FACTORS

______

The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute "Forward-Looking Statements."

Our business and future operations may be adversely affected by epidemics and pandemics, such as the recent COVID-19 outbreak.

We may face risks related to health epidemics and pandemics or other outbreaks of communicable diseases, which could result in a widespread health crisis that could adversely affect general commercial activity and the economies and financial markets of the country as a whole. For example, the recent outbreak of COVID-19, which began in China, has been declared by the World Health Organization to be a “pandemic,” has spread across the globe, including the United States of America. A health epidemic or pandemic or other outbreak of communicable diseases, such as the current COVID-19 pandemic, poses the risk that we, or potential business partners may be disrupted or prevented from conducting business activities for certain periods of time, the durations of which are uncertain, and may otherwise experience significant impairments of business activities, including due to, among other things, operational shutdowns or suspensions that may be requested or mandated by national or local governmental authorities or self-imposed by us, our customers or other business partners. While it is not possible at this time to estimate the impact that COVID-19 could have on our business, our customers, our potential customers, suppliers or other current or potential business partners, the continued spread of COVID-19, the measures taken by the local and federal government, actions taken to protect employees, and the impact of the pandemic on various business activities could adversely affect our results of operations and financial condition.

The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to our businesses; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developmental related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies’ securities. This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

There are doubts about our ability to continue as a going concern.

The Company is an early-stage enterprise and has commenced principal operations. The Company had $1,982 in revenues and has incurred losses of $5,315 for the year ended December 31, 2019. In addition, the Company had $1,763 in revenues and incurred losses of $37,274 for the nine-month period ending September 30, 2020. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

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The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the growth of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 3. Going Concern for further information.

Risks Relating to Our Financial Condition

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident with its accounting, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountants do not have a third party reviewing the accounting. Our accountants may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

Our management has limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Management of Maverick Energy Group, Ltd. has experience in operating small companies. Many investors may treat us as an early-stage company. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;
•	risks that we may not develop our products and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;
•	risks that our growth strategy may not be successful; and
•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Further, many of our competitors have a significantly larger user base and revenue stream but have yet to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to update our website, add to our inventory, and improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing, we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

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We are highly dependent on the services of our key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management team. If we lose key management or employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of selling commodities, refurbishing oil wells or other related items. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $45,000 annually to maintain the proper management and financial controls for our filings required as a public company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

Risks Relating to our Common Stock and Offering

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

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The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and relatively small revenues, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. Because of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and small revenue or lack of profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to integrate operations, technology, products and services;
•	our ability to execute our business plan;
•	operating results below expectations;
•	our issuance of additional securities, including debt or equity or a combination thereof;
•	announcements of technological innovations or new products by us or our competitors;
•	loss of any strategic relationship;
•	industry developments, including, without limitation, changes in competition or practices;
•	economic and other external factors;
•	period-to-period fluctuations in our financial results; and
•	whether an active trading market in our common stock develops and is maintained.

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In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

We do not expect to pay dividends in the foreseeable future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 250,000,000 shares of common stock. We have issued and outstanding, as of December 30, 2020, 51,975,506 shares of common stock. In addition, we are entitled under our Articles of Incorporation to issue “blank check” preferred stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early-stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

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As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

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We are classified as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Because directors and officers currently and for the foreseeable future will continue to control Maverick Energy Group, Ltd., it is not likely that you will be able to elect directors or have any say in the policies of Maverick Energy Group, Ltd.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Maverick Energy Group, Ltd. beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to Our Company and Industry

The following risks relate to our businesses and the effects upon us assuming we obtain financing in a sufficient amount.

The Company is Subject to Various State Regulations

Any state in which Maverick does business regulates the production of oil and gas in the conduct of oil and gas operations. State laws and related regulations are generally intended to prevent waste of oil and gas and to protect the correlative rights and opportunities to produce oil and gases between owners of a common reservoir. The amount of oil produced is also regulated by the assignment of allowable rates of production to each well so producing. Such regulations may restrict the production rate of the Company's well(s), if any produce oil and/or gas. Additional state regulations require permits before wells are spotted, reworked horizontally, control well spacing, protect against waste, aid in the conservation of natural gas and oil, and guard against adverse environmental consequences. Maverick will be required to obtain all permits necessary for operations by state regulatory bodies.

The Company Relies on Subcontractors and Outside Experts

Although it does not employ a large technical staff, Maverick retains technical consultants on an as-needed basis. In the event of a substantial increase in domestic oil and gas development activity, the availability of these and other outside consultants to Maverick may be limited. Maverick will perform substantially all of work in connection with the drilling and completion of the Wells, acquisition and management of properties and all aspects of oil and gas operations. Maverick will be, to a certain extent, reliant on the knowledge, expertise and performance of subcontractors in and to perform its overall functions.

Management Makes All Decisions With Respect to the Company’s Activity

Maverick is not required to devote its financial, personnel and other resources exclusively for any one aspect of its business. In general, Maverick and its management has complete authority concerning all corporate decisions of any and all forms. Consequently, Shareholders will have little power over the management of the Company. Decisions with respect to all actions of the company are decided solely by the management of Maverick.

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Unpredictable Producing Life of Oil and Gas Wells

Maverick cannot predict the life and production of any well or field. The actual life of a given project could differ from those anticipated or from those predicted in third party engineering and reserve reports. Sufficient oil or natural gas may not be produced from any field or well to return the company’s investment.

Irregularity of Cash Flow

Various factors, including Well maintenance or repair, low gas and/or oil prices and shut-in production, may cause cash distributions to be less frequent. The timing of receipt of revenues as well as the amount of such revenues will ultimately affect the financial condition of the Company. The receipt of payment for oil and natural gas production typically lags for several months.

Principal Tax Risks

The federal income tax treatment of oil and gas drilling and production activities is highly complex, has been significantly modified by recent tax law changes.

Uninsured Risks Could Increase Our Liability

The drilling of oil and gas wells involves hazards such as encountering abnormal pressures from certain formations and other conditions that could result in substantial losses and liabilities to third parties. Maverick may not be insured against all losses or liabilities that may arise from the Companies operations, either because such insurance is unavailable or because Maverick has elected not to purchase such insurance due to high premiums or other reasons. In the event uninsured losses or liabilities are incurred, all or part of the Companies assets may need to be liquidated, and Maverick may lose all or part of an asset.

Marketability of Oil and/or Gas Produced Is Never Guaranteed

There can be no assurance that oil and/or gas produced by Maverick can be sold; however, any oil and/or gas that is produced by Maverick is expected to be sold to Maverick's established customers and any future customers. Marketing of the oil and/or gas produced from any field or well(s) may depend upon factors such as location of Property, volumetric requirements of customers, utility delivery practices and other factors.

Natural Gas Surplus

Currently, there is a surplus in natural gas deliverability. This industry-wide surplus, which is expected to continue for the next several years, has resulted in reductions of takes by purchasers, substantial declines in market prices for deregulated gas that previously commanded premium prices, substantial declines in prices being paid under new contracts for certain regulated "high cost" gas, the exercise by pipelines of "market out" and force majeure provisions in gas purchase contracts, the renegotiation of existing contracts to reduce both take-or-pay levels and the price paid for delivered gas, numerous legislative and regulatory proposals and other delays or difficulties in marketing of production. In the opinion of Maverick, the demand for oil has not been affected by the surplus conditions presently affecting natural gas.

Importance of Future Prices of Oil and Gas

The revenues generated by any well or field owned by Maverick will be greatly dependent upon the future prices of oil and gas. Any significant decline in the prices of oil and gas will, most probably, severely restrict the ability of Maverick to generate revenues of any significance, if at all.

The past ten years have been characterized by a relatively unsettled energy market, which makes any accurate estimate of future prices of oil and gas particularly difficult. Maverick believes that numerous factors beyond the control of Maverick will continue to effect oil and gas prices including, among other factors, the domestic and foreign supply of oil and gas and the price of foreign imports, both from members of the Organization of Petroleum Exporting countries ("OPEC") and from non-OPEC producers, such as Brazil, Mexico, Canada as well as shale drilling in the United States. This ten-year period has seen a general increase in oil and gas prices, however such prices in recent months have declined and even gone to less than zero. Prices have become relatively steady in recent months although lower than past years. No assurance can be given, however, that the price of crude oil or gas will not decrease substantially in the future or that it will move upward, thereby favorably affecting any production realized by Maverick.

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Other factors that may affect the ability of Maverick to generate revenues include the price and availability of alternative fuels, the rate of inflation, the level of consumer demand, the availability of pipelines and changes in existing Federal land regulation, price controls and deregulation. Governmental regulation also may reduce the benefits of price increases by, among other things, fixing rates of production and in the past government regulation, both State and Federal, has been a significant industry negative.

Some Environmental Hazards and Liabilities May Not Be Covered By Insurance

There are numerous natural hazards involved in the drilling and operation of oil and gas wells, including unexpected or unusual formations, pressures, blowouts involving possible damages to property and third parties, surface damages, bodily injuries, damage to and loss of equipment, reservoir damage and loss of reserves. Uninsured liabilities could reduce the funds available to Maverick and may result in the loss of corporate assets. Maverick may be subject to liability for pollution, abuses of the environment and other, similar, damages. Although Maverick will attempt to maintain insurance coverage benefiting the Company in amounts it believes is adequate, it is possible that insurance coverage may exclude risks such as environmental contamination, may be insufficient or subject to reduction or cancellation in the future. In such event, Maverick’s assets may have to be utilized to pay costs of controlling blowouts, replacing destroyed equipment, personal injury, property damage and environmental contamination claims thereby reducing amounts that may be invested in the company's productive activities.

Availability of Drilling Rigs and Prospects Is Not Guaranteed

If a substantial increase in drilling operations in the United States were to occur, availability of drilling rigs and oil field tubular products may be reduced. International developments and the possible improved economics of domestic oil and gas exploration may influence major and independent oil companies to increase their domestic oil and gas exploration. Until recently, drilling activity had been substantially increasing for the past 7-8 years and had resulted in difficulty, at times, in finding available drilling rigs in good operating condition, as well as skilled drilling crews. If these factors were to return it could adversely affect the operations of Maverick by increasing competition or the cost of exploring for and developing reserves.

Potential Increases in Drilling Costs

Due to the deterioration of equipment and other current economic conditions, the costs of development may be increasing gradually. Historically, the oil and gas industry has experienced periods of rapid cost increases from time to time, and within short periods of time. Increases in the cost of development, if the same were to occur, would adversely affect the ability of Maverick to acquire oil and gas equipment and supplies. Increased drilling activity, continued deterioration of equipment, or lack of parts for repair could lead to shortages of rigs, equipment and material which may make timely drilling and completion of well impossible.

Losses Could Result from Title Defects in Our Leases

Maverick will review the state of title of leases and drill sites prior to commencing drilling activity and will engage local legal counsel in connection with such review if deemed necessary. It is not anticipated that a legal opinion of counsel will be obtained regarding such state of title in all cases. Even if obtained, there can be no assurance that losses would not result from title defects or from defects in the assignment of leasehold rights, which losses would be borne by Maverick to the extent of its interest

Oil and Gas Operations Are Speculative

Oil and gas exploration, acquisition and development, and drilling, involve a high degree of risk of loss and constitute a speculative undertaking. Drilling technology is ever evolving in the Industry and in general may or may not achieve the desired results.

Because of the lack of data on any one area, unanticipated and unknown problems may occur which could cause the complete loss of a well or field and the subsequent complete loss of the company’s investment therein. Problems such as no cement behind casing, lost circulation, soft formations, hard or nearly un-drillable formations, doglegs, twisting off of the drill pipe, well blow-outs, drill-bit failures, and other associated risk of drilling are always a possible risk. Even if all procedures go according to plan, there is no assurance that a well or field will produce as anticipated or at all.

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Decisions made by Maverick to engage in drilling or acquisitions and any other activities with respect to a particular location will be dependent in part on the evaluation of data compiled by petroleum engineers and geologists and obtained through geophysical testing and geological analysis. Reservoir geophysics and geology are not exact sciences. Consequently, the expertise of the consultants or the employees of Maverick who conduct the studies and tests and who review and interpret the results is critical.

Furthermore, the results of such studies and tests are sometimes inconclusive or subject to varying interpretations. Accordingly, although a designated well or field may be currently producing, wells in the general area also producing, and similar wells drilled, operated or reworked have produced, there is no assurance that any well that is drilled, reworked or acquired will produce in commercial quantities or at all.

The Company Will Be Reliant On Key Suppliers

The Company intends to enter into agreements with key suppliers and will be reliant on positive and continuing relationships with such suppliers. Termination of those agreements, variations in their terms or the failure of a key supplier to comply with its obligations under these agreements (including if a key supplier were to become insolvent) could have a material adverse effect on the Company’s consolidated financial results and on your investment.

In the event we are not successful in reaching our revenue targets, additional funds may be required.

We may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we may be forced to suspend or cease operations. Management intends to raise additional funds by way of a public or private offering. While we believe in the viability of our strategy to increase revenues and in our ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan, raise additional money, and generate sufficient revenues.

While we are attempting to generate sufficient revenues, our cash position may not be enough to support our daily operations.

Management intends to raise additional funds by way of a public offering or additional private offerings, by the exercise of outstanding warrants, or by alternative methods. While we believe in the viability of our strategy to increase revenues and in our ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan, raise additional money, and generate sufficient revenues.

Our ability to adapt to industry changes in technology, or market circumstances, may drastically change the business environment in which we operate.

If we are unable to recognize these changes in good time, are late in adjusting our business model, or if circumstances arise such as pricing actions by competitors, then this could have a material adverse effect on our growth ambitions, financial condition and operating results

The global increase in security threats and higher levels of professionalism in computer crime have increased the importance of effective IT security measures, including proper identity management processes to protect against unauthorized systems access.

Our systems, networks, products, solutions and services remain potentially vulnerable to attacks, which could potentially lead to the leakage of confidential information, improper use of our systems and networks, which could in turn materially adversely affect our financial condition and operating results.

We rely on the attraction and retention of talented employees.

Attracting and retaining talented employees in sales and marketing, research and development, finance and general management, as well as of specialized technical personnel, is critical to our success and could also result in business interruptions. There can be no assurance that we will be successful in attracting and retaining all the highly qualified employees and key personnel needed in the future.

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Statements Regarding Forward-looking Statements

______

This Disclosure Statement contains various "forward-looking statements." You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "would," "could," “should," "seeks," "approximately," "intends," "plans," "projects," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled "Risk Factors."

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USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $35,000) will be $19,965,000. We will use these net proceeds for the following:

Shares Offered (% Sold)	40,000,000 Shares Sold (100%)	30,000,000 Shares Sold (75%)	20,000,000 Shares Sold (50%)	10,000,000 Shares Sold (25%)
Gross Offering Proceeds	$20,000,000	$15,000,000	$10,000,000	$5,000,000
Approximate Offering Expenses (1)
Misc. Expenses	5,000	5,000	5,000	5,000
Legal and Accounting	30,000	30,000	30,000	30,000
Total Offering Expenses	35,000	35,000	35,000	35,000
Total Net Offering Proceeds	19,965,000	14,965,000	9,965,000	4,965,000
Principal Uses of Net Proceeds (2)
Purchase of Short Radius Horizontal Drilling Tools	1,300,000	1,300,000	1,300,000	1,300,000
Reworking, Drilling of Acquired Property	7,700,000	4,700,000	2,700,000	1,700,000
Acquisition of Qualifying Producing Property	10,000,000	8,000,000	5,000,000	1,000,000
Working Capital Reserve	965,000	965,000	965,000	965,000
Total Principal Uses of Net Proceeds	19,965,000	14,965,000	9,965,000	4,965,000
Amount Unallocated	0	0	0	0

(1)	Offering expenses have been rounded to $35,000.

(2)	Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line-item expenditures as required for ongoing operations.

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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DILUTION

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If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of September 30, 2020 was $(32,203) or $(0.0006) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $35,000):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this offering	$0.50	$0.50	$0.50	$0.50
Historical net tangible book value per share as of September 30, 2020 (1)	(0.0006)	(0.0006)	(0.0006)	(0.0006)
Increase in net tangible book value per share attributable to new investors in this offering (2)	(.2173)	(.1828)	(.1386)	(.0802)
Net tangible book value per share, after this offering	.2167	.1822	.1380	.0796
Dilution per share to new investors	.2833	.3178	.3620	.4204

(1)	Based on net tangible book value as of September 30, 2020 of $(32,203) and 51,975,506 outstanding shares of Common stock as of December 31, 2020.
(2)	After deducting estimated offering expenses of $35,000.

DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The public offering price was determined by the Company. The principal factors considered in determining the public offering price include:

•	the information set forth in this Offering Circular and otherwise available;
•	our history and prospects and the history of and prospects for the industry in which we compete;
•	our past and present financial performance;
•	our prospects for future earnings and the present state of our development;
•	the general condition of the securities markets at the time of this Offering;
•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
•	other factors deemed relevant by us.

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Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate at the Company’s discretion or, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Contact us via phone or email.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by check, wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best-efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds at Management’s discretion.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

______

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled "Risk Factors", "Cautionary Statement regarding Forward-Looking Statements" and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company has had limited revenues from operations in each of the last two fiscal years, and in the current fiscal year.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company's exploration, refurbishing of wells and its business plan, it may have to raise additional funds in the next twelve months. Contemporaneously we will work to recruit in experts in the field as well as assess other oil and gas opportunities in order to expand our assets.

The Company expects to increase the number of employees at the corporate level.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions about collection of accounts and notes receivable, the valuation and recognition of stock-based compensation expense, the valuation and recognition of derivative liability, valuation allowance for deferred tax assets and useful life of fixed assets.

RESULTS OF OPERATIONS

Working Capital	September 30, 2020 $	December 31, 2019 $
Cash	26,006	5,071
Current Assets	26,206	5,071
Current Liabilities	59,909	0
Working Capital (Deficit)	(32,203)	5,071

Cash Flows	Three months ended September 30, 2020 $	Nine Months ended September 30, 2020 $
Cash Flows provided by (used in) Operating Activities	(20,989)	35,565
Cash Flows provided by Financing Activities	28,000	58,000
Cash Flows used in Investing Activities	(1,500)	(1,500)
Net Increase (decrease) in Cash During Period	5,511	20,935

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Results for the Three Months Ended September 30, 2020 Compared to the Nine Months Ended September 30, 2020

Operating Revenues

The Company’s revenues were $174 for the three months ended September 30, 2020 compared to $1,763 for the nine months ended September 30, 2020.

Cost of Revenues

The Company’s cost of revenues was $0 for the three months ended September 30, 2020 compared to $0 for the nine months ended September 30, 2020.

Gross Profit

For the three months ended September 30, 2020, the Company’s gross profit was $174 compared to $1,763 for the nine months ended September 30, 2020.

General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, marketing and legal and accounting expenses. For the three months ended September 30, 2020, general and administrative expenses was $20,963 compared to $37,128 for the nine months ended September 30, 2020.

Other Income (Expense)

Other income (expense) consisted of $(1,066) in interest expense. There was a $(1,909) interest expense for the nine months ended September 30, 2020.

Net Income (loss)

Our net loss for the three months ended September 30, 2020, was $21,854 compared with net loss of $37,247 for the nine months ended September 30, 2020. The $21,854 for the three months ended September 30, 2020 was mainly composed of interest expense and general and administrative expenses. The $37,247 for the nine months ended September 30, 2020 was mainly composed of interest expense and general and administrative expenses.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related parties and third parties, through capital investment and borrowing of funds.

At September 30, 2020, the Company had total current assets of $26,006 compared to $5,071 at December 31, 2019. Current assets consisted primarily of accounts receivable, inventory and prepaid inventory. The increase in current assets $21,135 was primarily attributed to an increase in cash of 20,935.

At September 30, 2020, the Company had total current liabilities of $59,909 compared to $0 at December 31, 2019. Current liabilities consisted primarily of the accrued expenses and new nets, LLC Convertible Notes. The increase in our current liabilities was attributed to the increase in the amounts owed to Accrued expenses and new nets, LLC Convertible Notes of $58,909.

We had negative working capital of $32,203 as of September 30, 2020 compared to a positive $5,071 as of December 31, 2019.

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Cashflow from Operating Activities

During the Nine months ended September 30, 2020, cash used in operating activities was $35,565. The amounts of cash used for operating activities was primarily due to the increase in general and administrative expenses in relation to our increased operations.

Cashflow from Investing Activities

During the nine months ended September 30, 2020 cash used in investing activities was $(1,500).

Cashflow from Financing Activities

During the nine months ended September 30, 2020, cash provided by financing activity was $58,000.

Results for the Year Ended December 31, 2018 through December 31, 2019

Working Capital	For the year ended December 31, 2019 $	December 31, 2018 $
Cash	5,071	10,386
Current Assets	5,071	10,386
Current Liabilities	0	0
Working Capital (Deficit)	5,071	10,386

Cash Flows	For the year ended December 31, 2019 $	December 31, 2018 $
Cash Flows from (used in) Operating Activities	(5,315)	(3,784)
Cash Flows from (used in) Investing Activities	0	0
Cash Flows from (used in) Financing Activities	0	0
Net Increase (decrease) in Cash During Period	(5,315)	3,784

Operating Revenues

The Company’s revenues were $1,982 for the year ended December 31, 2019 compared to $1,562 for the year ended December 31, 2018.

Cost of Revenues / Sales

The Company’s cost of revenues was $0 for the year ended December 31, 2019 compared to $119 for the year ended December 31, 2018.

Gross Profit

For the year ended December 31, 2019, the Company’s gross profit was $1,982 compared to $1,443 for the year ended December 31, 2018.

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General and Administrative Expenses

General and administrative expenses consisted primarily of bank fees, and professional fees. For the year ended December 31, 2019 compared to the year ended December 31, 2018, general and administrative expenses decreased from $1,442 to $121 for the year ended December 31, 2019 representing a decrease of $1,321. The $1,321 decrease is primarily attributable to a decrease in legal fees.

Other Income (Expense)

Other income (expense) consisted of miscellaneous expense of $(7,176) for the year ended December 31, 2019. For the year ended December 31, 2018 other income (expense) consisted of miscellaneous expense of $3,665.

Net Loss

Our net loss for the year ended December 31, 2019 was $5,315 compared with a net gain of $3,666 for the year ended December 31, 2018. The net loss and gain is influenced by the matters discussed in the other sections of the MD&A.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related and third parties through capital investment and borrowing of funds.

At December 31, 2019, the Company had total current assets of $5,071 compared to $10,386 at December 31, 2018. Current assets consist primarily of cash and cash equivalents. The decrease in current assets of $5,315 was primarily attributed to a decrease in accounts receivable and inventory and an increase in prepaid expenses.

At December 31, 2019, the Company had total current liabilities of $0 compared to $0 at December 31, 2018.

We had positive working capital in the amount of $5,071 as of December 31, 2019 and a positive working capital in the amount of $10,386 as of December 31, 2018.

Cashflow from Operating Activities

During the year ended December 31, 2019, there was cash used in operating activities in the amount of $5,315 compared to cash provided by operating activities in the amount of $3,784 for the year ended December 31, 2018. The decrease in the amounts of cash provided by operating activities was due to various reasons as shown in the financial statements below.

Cashflow from Investing Activities

There was no cash used in investing activities for the years ended December 31, 2019 and 2018.

Cashflow from Financing Activities

During the year ended December 31, 2019, cash provided by financing activity was $0 compared to $0 provided during the year ended December 31, 2018.

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Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons, we have included in our unaudited financial statements that there is substantial doubt that we will be able to continue as a going concern without further financing.

The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs for the next fiscal year and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.

Maverick's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business at September 30, 2020 and December 31, 2019, Maverick had $26,006 and $5,071 in cash, respectfully and negative working capital of ($33,703) at September 30, 2020 and $5,071 in working capital at December 30, 2019. For the three months and nine months ended September 30, 2020, Maverick had net losses from operations of ($21,854) and$ ($37,274) respectively. Due to Maverick’s limited liquidity, unexpected costs in the future could result in negative working capital. In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of Maverick, which in turn is dependent upon Maverick's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amount or amounts and classification of liabilities that might be necessary should Maverick be unable to continue as a going concern. Management has taken the steps to revive its operating and financial picture, which it believes are sufficient to provide Maverick with the ability to continue as a going concern. The accompanying financial statements have been prepared assuming that the entity will continue as a going concern.

Future Financings.

We will continue to rely on equity sales of the Company’s common shares in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our business plan.

Since inception, we have financed our cash flow requirements through issuance of common stock and loans to third parties. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of revenues. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the future we will need to generate sufficient revenues from sales in order to eliminate or reduce the need to sell additional stock or obtain additional loans. There can be no assurance we will be successful in raising the necessary funds to execute our business plan.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth.

To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our business model and websites, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Critical Accounting Policies.

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

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Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Recognition of Revenues - In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 establishes a single comprehensive model for entities to use in accounting for revenue arising from outside contracts with customers and supersedes most of the existing revenue recognition guidance and notes that lease contracts with customers are a scope exception. ASU 2014-09 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. On August 12, 2015, the FASB issued ASU 2015-14 to defer the effective date of ASU 2014-09. Public business entities may elect to adopt the amendments as of the original effective date however, adoption is required for annual reporting periods beginning after December 15, 2017.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Management regularly evaluates the accounting policies and estimates that are used to prepare the financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

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Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an "emerging growth company" (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not "emerging growth companies", including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;
•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an "emerging growth company" for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an "emerging growth company" as of the following June 30.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for "emerging growth companies" under the Exchange Act. The differences include, but are not limited to, being required to file only an exit report, rather than annual and quarterly reports.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies", and our stockholders could receive less information than they might expect to receive from more mature public companies.

Maverick Energy Group, Ltd.

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Corporate History

On March 30, 2006, the Pinnacle Group Unlimited, Inc. (“PGPU”) purchased certain assets and assumed certain liabilities of Maverick Energy Group, Inc. (“Maverick”) in exchange for 95,000,000 shares of its treasury stock. Maverick’s management team assumed management of PGPU as part of the transaction. Effective October 3, 2006, PGPU changed its name and symbol to Maverick Energy Group, Ltd. (MKGP).

From 2006 through 2011 Maverick acquired producing properties, drilled grass roots wells, leased prospective undeveloped land, and operated hundreds of wells in Texas and West Virginia. While very successful during this period an unforeseen circumstance caused the Management to reduce operations to a low level until the present time.

In mid-2019 the decision was made to bring Maverick back into complacence with OTC Markets, reconstitute the company’s management and pursue the core objectives of the company that had previously seen such success. As of this writing the company has obtained limited operational financing, is working on securing further financing, and pursuing selected oil and gas producing assets. In addition, Maverick is pursuing several technological and operational alliances that will be extremely beneficial to the company.

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BUSINESS

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The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under "Special Note Regarding Forward-Looking Statements." Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in the Offering Circular, including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading "Risk Factors" or elsewhere in this Offering Circular.

Our Business Overview

The scope of our business is to develop, perfect, market and use the best and most economic ultra-short radius horizontal-drilling system on the market. The primary focus is to use the technology for Maverick’s own account and in joint ventures with others to establish oil and gas production and reserves. Secondary, the Company proposes to use the license in a service capacity to other oil and gas companies while negotiating earning an interest in the production and reserves.

There are two classes of horizontal drilling targets, new production and old production. New production requires horizontal drilling as part of the exploration or exploitation program. Old production falls into the category of pure exploitation.

Target areas for Maverick will be in both new and old production classes of drilling targets. There are a tremendous number of old fields in the U.S. and Canada that will be receptive to horizontal recompletions. Virtually every basin in North America, not to mention the world, will have an application.

USR Technology License Agreement

On May 14, 2020, Maverick entered into a Heads of Agreement Technology License Agreement (“License Agreement”) with USR Resources, LLC a Texas Limited Liability Company (“USR”). As per the License Agreement the Company has agreed to license its ultra-short radius drilling services and related equipment to the Company in return for thirty million restricted shares of the Company’s common stock and a payment of $100,000 on the later of the grant of the license or the closing of a funding event in the amount of not less than $1,000,000. As of this filing, the conditions for the payment of the $100,000 have not occurred. As per the License Agreement the Company further agrees to purchase a set of drilling tools for the ultra-short radius wells, provide four experienced directional drillers, train its own employees on the use of the USR equipment and procedures, transfer or assign USR 10% of all working interest, and pay to USR an amount equal to 10% of any cash or other consideration received by the Company for the provision of the Services. The License Agreement has an indefinite duration but may be terminated by mutual agreement of the Parties, material breach or by USR if the Company becomes insolvent, goes into liquidation, makes voluntary arrangements with creditors or ceases to do business. This License Agreement is a related party transaction as David LaPrade is the member manager of USR and is an Officer and Director of the Company.

The foregoing description of the License Agreement does not purport to be complete and is qualified in their entirety by reference to the complete text of such agreement, which is filed as Exhibit 6.1 to this Regulation A Offering, respectively, and are incorporated herein by reference.

The Short Radius Horizontal Drilling Niche

USR Resources System has its place in the alluring exploration plays where a relatively short to medium lateral extension is required. Even so, each exploration well drilled carries a higher risk. While there will be a place in Maverick’s plan’s for controlled exploration wells, it is not anticipated it will comprise a high percentage of wells.

Rather, the largest market for Maverick’s technology will be producing or shut-in wells that can be improved by horizontal drilling that have significate remaining reserves and reasonable bottom hole pressure. Once the value of short radius horizontal drilling is demonstrated, all the wells in a particular field become prospects. This includes wells that have been plugged and abandoned. By learning the best methods to exploit a given reservoir, neighboring fields with the same or similar reservoir conditions also become candidates, as do all the wells in these fields.

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Overseas the Maverick’s USR License can be applied in a similar fashion to applications in the U.S. The simplicity and ease of maintenance makes the USR System particularly attractive in even remote locations.

Our Business Strategy

Large oil producing companies and Independents alike own marginally producing wells and large proven undeveloped blocks of land. They are constantly seeking an economically viable way to increase production and revenues or to divest themselves of these properties.

Some of our opportunities have been identified in producing areas that have largely been taken over by independent oil and gas operators. Many of these prime producing or shut-in properties were once owned by major oil companies and have been sold off in recent years because of efficiency campaigns and downsizing in the ranks of the major companies. While it may be true that the smaller, leaner independents can operate these producing properties more efficiently and economically, they seldom have the financial muscle to engage in major new drilling or redevelopment programs. The competing available horizontal technologies also tend to be very costly to use; certainly, they are much more expensive than our propriety systems.

This automatically gives us a price competitive advantage. However, rather than the conventional approach of translating this into a discounted price for service work, we see this as an opportunity to raise the necessary funds for the drilling and redevelopment programs ourselves. Maverick is in effect becoming a partner with the owners of the production and leases if not the outright acquisition of these properties. By providing the key elements of both technology and funding, Maverick and its partners plan to negotiate and retain a large percentage of newly developed production and reserves.

Maverick plans to use its license to the USR Resources System to a competitive advantage and become a successful oil and gas producing company. Maverick also plans to make its technology and expertise available to others through servicing, thus creating an ever-increasing income stream to the company.

Why Drill Horizontally?

Horizontal wells have the potential to dramatically enhance the economics of a project. Horizontal wells are placed in a reservoir precisely to maximize hydrocarbon (oil and gas) production. Horizontal wells provide added wellbore exposure to the reservoir in a geometry that allows an operator to do the following:

1.	Maximize hydrocarbon recovery rates and project economics

2.	Spread out the pressure drop across a longer interval of wellbore minimizing water coning

3.	Repenetrate a reservoir to get away from historical water coning and recover reserves that would otherwise be stranded

4.	Take advantage of horizontal well geometry for secondary recovery projects

Worldwide usage of oil and gas is increasing due to industrial expansion in third world countries and continued economic growth in the U.S. and other developed nations around the world. Demand is expected to increase even in the face of the economic challenges created by the current COVID-19 pandemic. Energy companies continue to be faced with drilling for new reserves and/or increasing the productivity of existing fields in an effort to meet demand in a low commodity price environment. Many informed sources expect the supply demand curves for oil and gas to cross within the next few years.

Horizontal drilling is now being applied more and more to reactivate and rejuvenate existing fields that have reached their economic limit. Horizontal drilling recovers more oil faster, reduces the total expenditure of funds by causing fewer wells to be drilled to drain a given area, and allows oil to be produced that otherwise would be inaccessible by conventional means.

Today fully twenty-five percent of all wells drilled worldwide are drilled horizontally. It is expected that fully fifty percent of all wells drilled worldwide will be drilled using some horizontal method.

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Horizontal drilling can increase the amount of reservoir rock exposed to the well-bore thereby significantly increasing the productivity of oil and gas wells. In tight chalk, limestone or dolomite reservoirs, vertical fracture may be intersected causing spectacular production increases. In watered-out wells, a horizontal drain-hole may reach areas in the reservoir that have not been drained adequately and still have a relatively high oil saturation.

One way to increase ultimate oil recovery is through infield drilling. Horizontal wells can drain a much larger area with one well-bore thereby reducing the number of vertical wells required to drain the same area. Reducing the number of wells drilled to effectively recover all possible reserves improves the economics of a project while also reducing the risk of environmental hazards. Horizontally drilled wells are also being considered as an enhanced recovery tool and has proven itself as an indispensable tool in the finding and producing of oil and gas reserves all over the world.

Why USR Resources Propriety System?

Since the late 1980’s, Maverick Energy Group, Ltd. management has been at the forefront of short radius horizontal drilling technology. Recognizing early on that there were still problems with the old existing short radius technology, the Maverick team set out to solve the existing problems. Mavericks President and Chief Operating Officer have now rejoined with the Chief Operating Officer’s USR Resources being now the center piece of Mavericks operations.

The object of short radius technology has been to have a reliable method to enter a producing oil and gas formation, in the shortest practical distance from vertical to horizontal, and drill in that formation for distances of up to 500 feet. While meeting the basic parameters for short radius horizontal drilling, it was also deemed desirable to be able on occasion to drill out at distances of greater than 1,000 feet and have some basic ability to steer the tool down-hole. The operation of the USR Resources propriety system is simple, economic and meets and exceeds these basic parameters.

By creating their simple, reliable system, USR Resources propriety system meets or exceeds all the criteria for a truly commercial short radius horizontal drilling system. USR Resources has proven through the drilling of hundreds of ultra-short radius wells throughout the world that its system is unmatched anywhere. The system is less expensive to manufacture and operate than any previous horizontal drilling system.

The ability to re-enter existing wells as well as new vertical wells and drill multiple laterals offers an attractive approach for secondary and tertiary recovery (water and carbon dioxide miscible flooding) projects. Using horizontal injectors and producers vastly improves the sweep efficiency over current technology utilizing vertical wells. Due to its ability to drill a tight radius of turn, the USR Resources System can drill multiple laterals spaced only a few feet apart.

All that is required for the Maverick USR Licensed System is a service/completion rig, mud pump and power swivel, thus eliminating the need for the more costly standard rotary rigs.

Project Considerations

Before Maverick selects a Project, individual well or entering a Joint Venture, Mavericks professionals evaluate every aspect of the reservoir being considered. Some of the items that Maverick will consider are past operations of the field, such as primary and secondary recovery operations, well completion methods and thorough reservoir analyses. Maverick’s evaluation check list includes the following:

a)	Historical field evaluation and well completion methods
b)	Geological engineering and simulation
c)	Core studies and log evaluation

Maverick’s professionals will then digitize the above reservoir information and submit it for reservoir simulation. This simulation will determine the following:

a)	The number of horizontal wells necessary to maximize hydrocarbon recovery
b)	That the reservoir rock has sufficient strength for open hole completions
c)	Primary and/or secondary recovery using horizontal wells would be successful.
d)	The ideal/proper lateral length and well spacing
e)	Estimated cash flow projections and expected profit from each reservoir

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If the project evaluation process indicates that a horizontal well could recover significant reserves at a profit, Mavericks professionals will begin the project development and planning process. During the planning stage, Maverick will address many questions to include:

a)	Can the horizontal well be drilled from an existing wellbore?
b)	Does a new well need to be drilled?
c)	What type of drill bits are required?
d)	Does the well require a short, medium, or long radius curve?
e)	Are there any historic drilling problems that need to be addressed?
f)	What circulating medium should be used for drilling the curve portion of the well?
g)	Can under balanced drilling be utilized?

Maverick knows that the key to drilling cost-effective and profitable horizontal wells is selecting projects with a high probability of producing significant reserves and keeping well costs in check.

Market

The United States had over 600,000 producing oil wells and gas wells. Daily production averages less than 10 barrels of oil and gas equivalent per day per well in over 80% of these wells and daily production averages are projected to continue to decline significantly over time. This places the number of stripper wells in the United States alone at over 400,000. Many, if not most, of these wells are horizontal drilling targets given USR’s cost-effective system. Every sedimentary basin in the U.S. will have prospects.

The most popular casing used by independent operators is 4.5 inch in outside diameter. The USR System will be only one of two systems that can drill a short radius curve from inside 4.5-inch casing. Certainly, even with two systems of equal merit, the potential reentry market is exceptionally large. With the USR Resources Systems superior capabilities, it should certainly have more than its share of the market.

In addition to the re-entry market, there is the market for horizontal completion of new wells. The recent volatility in the oil and gas market accentuates the need for a low-cost horizontal completion system such as the USR System. By providing a way to recover more oil and gas faster and in greater quantities per well bore, the overall economics of a given field will be drastically improved.

Industry predictions are for oil and gas prices to remain relative flat and possible increase at only minimal rates over the next few years. Regardless of whether prices hold steady, rise, or fall, the need for a system such as USR Resources will always be in demand.

Declining production and depletion of existing reserves within the United States is causing increasing pressure on state and federal agencies to create incentives for oil and gas operators and the investment community. Such incentives will encourage operators to drill for new reserves and rework the hundreds of thousands of existing wells that are either temporarily abandoned or marginally producing. The oil and gas industry has needed an inexpensive, low risk, technology that will allow operators to increase existing production levels and unlock new reserves. Many operators in the U.S. have never seriously considered horizontal drilling or reentry as an approach to their production problems. The reason for this is quite simple. The cost for horizontal technology has always been beyond the reach of most operators, usually costing much more than for a standard re-entry.

A significant market exists for horizontal reentry if it can be provided at a cost competitive with conventional treatments of old. The USR System provides this key element, pricing. Additionally, it creates tremendous opportunity for Maverick to joint venture with other operators in the redevelopment of known reserves. By joint ventures, farm-outs, and acquisitions, Maverick can build tremendous reserves and cash flow by providing both the money and technology to “Drill In” with companies that own fields and leases that otherwise could not hire the drilling of their wells horizontal. It is a win for everyone.

Competition

Maverick Energy Group, Ltd.

The market for horizontal drilling is highly fragmented. Because the vast majority of the market participants are private corporations, only limited information about competitors is available.

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The vast majority of competitors have more resources and larger operations than we do. Some of the competitors that we believe that we are in our industry are Halliburton / Smith International, Phoenix Systems, Dresser Industries / Sperry Sun, Baker Hughes Intech, and Anadrill.

Regulation

We face extensive government regulation both within and outside the U.S. relating to the drilling and pumping of oil and gas, and the distribution of our products. The following sections describe certain significant regulations that we are subject to. These are not the only regulations that our businesses must comply with.

Any state in which Maverick does business regulates the production of oil and gas in the conduct of oil and gas operations. State laws and related regulations are generally intended to prevent waste of oil and gas and to protect the correlative rights and opportunities to produce oil and gases between owners of a common reservoir. The amount of oil produced is also regulated by the assignment of allowable rates of production to each well so producing. Such regulations may restrict the production rate of the Company's well(s), if any produce oil and/or gas. Additional state regulations require permits before wells are spotted, reworked horizontally, control well spacing, protect against waste, aid in the conservation of natural gas and oil, and guard against adverse environmental consequences. Maverick will be required to obtain all permits necessary for operations by state regulatory bodies.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

For a description of risks related to the regulations that our businesses are subject to, please refer to the section entitled “Risk Factors—Risks Related to Our Businesses.”

Seasonality

We do not expect any seasonality in our business.

Property

Our mailing address is 135 Jenkins St. Ste 105B 356, St. Augustine, FL 32086. Our toll-free telephone number is (800) 674-6341, and our fax number is (416) 549-1619. Our website is www.maverick-energy.com and our email address is mkgpinquiries@gmail.com.

Employees

Including our Officers and Directors we have 0 full-time employees of our business or operations who are employed at will by Maverick Energy Group, Ltd. We anticipate adding additional employees in the next 12 months, as needed. We do not feel that we would have any unmanageable difficulty in locating needed staff in large part because of the amount of available workers in the industry.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand.

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We plan to have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements will require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT

______

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of December 30, 2020:

As of December 30, 2020, the Maverick Energy Group, Ltd. had no full-time employees, and no part-time employees.

The directors and executive officers of the Company as of December 30, 2020 are as follows:

Name	Age	Year Appointed	Position	Hours per week

James W. McCabe, Jr.	75	2000	President, CEO and Chairman of the Board	50

J. David LaPrade	68	2020	COO and Director	10

Christiane R. Lopez	49	2004	Corporate Secretary and Director	40

Reed Morgan	52	2019	Chief Financial Officer and Director	40

Robert Teague	55	2019	VP, Land, Mergers & Acquisitions	10

David Singh	54	2020	VP, Directional Drilling	2

James W. McCabe, Jr.: Since his appointment in 2000, Mr. McCabe has served as the President, Chief Executive Officer and Chairman of the Board of Directors for Maverick. He has over thirty years of experience in the petroleum industry in executive management, financial and corporate development capacity. He has been an independent investor and operator in oil and gas since 1975. Since 1979 he has devoted his entire efforts to the oil and gas industry. From 1989 until 2006, Mr. McCabe devoted his efforts to the development, use and marketing of short radius horizontal drilling technology. Mr. McCabe has been responsible for the development of many novel tools and techniques for short radius horizontal drilling, some of which were patented. Mr. McCabe has worked to acquire, develop and commercially use short radius horizontal drilling technology through companies he helped found, including, Horizontal Systems Inc., Directional Drilling Systems, Inc., Sidewinder Tools Corporation and Vector Drilling Company. Mr. McCabe and Maverick continue to operate over 40 wells in the Big Foot Field located in Frio and Atascosa County, Texas where he has drilled over 100 successful producing oil and gas wells. In 2005 Mr. McCabe formed Diamond Energy Services, LLC, an oil field service and work over rig provider with its base of operations located in Moore, Texas. Diamond currently has 9 rigs servicing both small and large E&P Companies in South and West Texas.

Since 1979 Mr. McCabe has been an independent oil and gas producer operating in Texas, Oklahoma, West Virginia and Ohio. Mr. McCabe graduated from Trinity University, San Antonio, Texas in 1967 with a Bachelor of Arts degree. He served as a helicopter pilot in the United States Marine Corps from 1965 through 1973.

J. David LaPrade: Mr. LaPrade serves as the Chief Operating Officer and Director for Maverick since his appointment in August of 2019. Mr. LaPrade is a longtime associate of Mr. McCabe with over 34 years’ experience in the oil and gas business. Since 1990 he has been actively involved in the development and commercialization of Ultra Short Radius Horizontal Drilling. Over the years Mr. LaPrade has planned and supervised the drilling of more than 300 wells worldwide, including the US, Oman, India, Pakistan, Turkey, Gabon, Indonesia, and Myanmar with his company: USR Resources LLC. He has published numerous articles concerning the capabilities and success of USR Resources LLC and made presentations before dozens of organizations worldwide concerning its application. He has owned and operated oil and gas properties in Texas, Oklahoma and Kansas comprising more than 100 wells in addition to over 220 wells that he owns non-operated interests in the Mid-Continent region of the USA.

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Christiane R. Lopez: Ms. Lopez has served as the Admin/Investor Relations, Corporate Secretary and a member of the Board of Directors for Maverick since her appointment in 2004. Ms. Lopez has over fifteen years’ experience with the financial arms of several companies. She has worked in a financial capacity in Tulsa, Oklahoma, San Antonio, Texas and Saint Augustine, Florida with companies such as; Business and Financial Consultants; Maverick Energy Group, Ltd.; and Watson Energy Investments, LLC. She has been Vice President of Marketing and Investor Relations and general corporate affairs for both private and public companies.

Reed Morgan: Mr. Morgan serves as the Chief Financial Officer and a member of the Board of Directors for Maverick, since his appointment in October 2, 2019. Mr. Morgan is a graduate of Florida State University with a degree in Marketing and Finance. He has developed over $150 million of commercial projects in Florida and co-founded a financial service company that went public on the small cap NASDAQ exchange. In addition, Mr. Morgan developed an energy trading company which was acquired by a larger entity that uses this system to trade energy markets to this day. His knowledge of the capital markets will enhance Maverick’s ability to make further acquisitions and potentially increase value.

Robert Teague: Mr. Teague serves as the VP of Mergers & Acquisitions for Maverick since his appointment in August of 2019. Mr. Teague has been in the Oil and Gas Industry since 1974. He began his career with Pennzoil Producing in their land management department. In 1977, Mr. Teague formed his own company and had as many as 200 “land men” employed at one time. Mr. Teague’s clients included majors such as Exxon, Chevron, Gulf and independents such as El Paso, Anadarko, Carrizo, Chesapeake as well as many others. Mr. Teague has been on the board of directors for the Steeplechase Club of Fort Worth, Bonanza Oil & Gas, United Production, Laguna Oil Partners and the Kappa Sigma Alumni. He is also an advising member to the Petroleum Club of San Antonio and the Houston & Fort Worth AAPL.

David Singh: Mr. Singh serves as Maverick Energy Group, LTD’s Directional Drilling Supervisor and possesses over 34 years of experience in Oil & Gas Industry with extensive knowledge in single shot to ultra-short radius wells, re-entries, correction runs, multi-lateral, medium and long radius horizontal wells.  He has experience in Western Canada, México, US, Ecuador, Indonesia, African countries, and Middle East countries, and has drilled in Bakken, Exshaw, Cardium, Viking, Lower Shaunavon, Montney/Doig, Duvernay, Permian, Eagleford, Ellenberger and Barnett formations.

Mr. Singh has served as the Company Representative, Directional Well Planner, and Directional Specialist for USR Resources LLC since 2007. Since 1981, Mr. Singh has worked for several companies, including Sperry-Sun International Abu Dhabi, Schlumberger D&M Indonesia, Viking International Directional (Turkey), and Matrrix (Canada).

Mr. Singh’s education and training includes Basic Magnetic Survey and Directional/Horizontal Drilling, Baker Hughes Inteq (1995) and Computer Science Software Engineering.

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 EXECUTIVE COMPENSATION

______

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive Officers paid by us during the year ended December 31, 2020, in all capacities for the accounts of our executives, including the Chief Executive Officers (CEO) and Chief Financial Officer (CFO), Chief Operating Officer (COO), President (P), and Executive Vice President (EVP).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

James W. McCabe, CEO, Director	2020	0	0	0	0	0	0	0	0
	2019	0	0	0	0	0	0	0	0
J. David LaPrade, COO, Director	2020	0	0	0	0	0	0	0	0
	2019	0	0	0	0	0	0	0	0
Christine R. Lopez, Secretary, Director	2020	0	0	0	0	0	0	0	0
	2019	0	0	0	0	0	0	0	0
Reed Morgan,	2020	0	0	0	0	0	0	0	0
CFO, Director	2019	0	0	0	0	0	0	0	0

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive Officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No executive Officer received any equity awards, or holds exercisable or unexercisable options, as of the year ended December 31, 2020.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

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Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our Director or executive Officer.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, Directors in such capacity.

Director Independence

The Board of Directors is currently composed of 4 members. James W. McCabe, Christiane R. Lopez, David LaPrade, and Reed Morgan, who do not qualify as independent Directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us. In addition, the Board of Directors has not made a subjective determination as to each Director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, though such subjective determination is required by the NASDAQ rules. Had the Board of Directors made these determinations, the Board of Directors would have reviewed and discussed information provided by the Directors and the Company with regard to each Director’s business and personal activities and relationships as they may relate to the Company and its management.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the James McCabe, our CEO, 135 Jenkins St. Ste 105B 356, St. Augustine, FL 32086. Our toll-free telephone number is (800) 674-6341. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. James McCabe collects and evaluates all shareholder communications. All communications addressed to the Director and executive Officer will be reviewed by James McCabe unless the communication is clearly frivolous.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

___________

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

Other than the aforementioned, there are no conflicts of interest between the Company and any of its officers or directors.

Stock Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock. We do not have any stock option plans.

Share Purchase Warrants

None.

Indemnification of Directors and Officers

Our articles of incorporation provide that no Director or Officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our bylaws provide that we shall indemnify any and all of our present or former Directors and Officers, or any person who may have served at our request as Director or Officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such Officer or Director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a Director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

We do not currently maintain standard policies of insurance under which coverage is provided (a) to our Directors, Officers, employees and other agents against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such Officers and Directors pursuant to the above indemnification provision or otherwise as a matter of law, although we may do so in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

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During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Related Party Transactions

Preferred Stock

On September 24, 2020, one hundred thousand shares of Series “A” Super Majority Preferred Stock was issued during the quarter ending September 30, 2020, to a party related to the corporation by common stock ownership. The Preferred shares were issued to replace common shares taken into the corporate treasury. The preferences of the preferred stock are as follows, a) each share can be converted to common stock at a 900 shares of common stock for 1 share of preferred, b) each share has a 10,000 to 1 voting privilege, c) the holder or holders of these shares will receive a $4,000,000 priority distribution before any proceeds are paid to the common shareholders, in the event of a voluntary, or involuntary, dissolution, liquidation, sale of all assets, sale of the corporation, bankruptcy, reorganization or other winding down of the corporate affairs, d) the holder or holders of any preferred A shares shall maintain the right of first refusal to participate or purchase stock on any registration statement filed by the Company and, e) each holder or holders of the Preferred A shares shall be paid twice the amount of dividends issued by the Company to common shareholders on a pro-rata basis, based on the number of preferred shares held. The shares are assignable and transferable by the holder.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Legal/Disciplinary History

None of Maverick Energy Group, Ltd.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of Maverick Energy Group, Ltd.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of Maverick Energy Group, Ltd.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of Maverick Energy Group, Ltd.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of two members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

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We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering's qualification, we plan on adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

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PRINCIPAL STOCKHOLDERS

______

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of September 3, 2020 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 51,975,506 shares of common stock deemed to be outstanding as of December 30, 2020.

The following table gives information on ownership of our securities as of December 30, 2020. The following lists ownership of our Common Stock and Preferred Stock by each person known by us to be the beneficial owner of over 5% of the outstanding Common and Preferred Stock, and by our officers and directors:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership
Directors and Officers:
James W. McCabe, Officer / Director	100,000 Series A Preferred(4)	100%

Christiane Lopez, Officer / Director	900,000 Common Stock	0.687%

Reed Morgan, Officer / Director	0	0%

David LaPrade, Officer / Director	0	0%

David Singh, Officer	0	0%

Robert Teague, Officer	0	0%

All executive officers and directors as a group (6 persons)		.687% Common Stock 100% Preferred 95%(2) Total Common Vote

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.
(2)	Based upon 1,051,975,506 shares when considering Series A Preferred Stock voting designation.
(3)	Based upon 51,975,506 common shares issued and outstanding, without conversions as of December 30, 2020.
(4)	100,000 shares designated as Series A Super Voting Preferred Stock, which has super voting rights allowing the holder 10,000 votes for each share of Series A Super Voting Preferred Stock held.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

_____

Other than as reported herein, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

DESCRIPTION OF SECURITIES

______

The Company’s Authorized Stock

We are authorized to issue One Billion, Two Hundred Million (250,000,000) shares of common stock with a par value of $0.001 per share (the “Common Stock”) and One Hundred Thousand (100,000) shares of preferred stock (the “Preferred Stock"), of which 100,000 such shares have been designated as Series A Preferred Stock.

Series A Preferred Stock: The Company has also authorized 100,000 shares of Preferred Stock, including 100,000 shares designated as Series A Super Voting Preferred Stock. The preferences of the preferred stock are as follows, a) each share can be converted to common stock at a 900 shares of common stock for 1 share of preferred, b) each share has a 10,000 to 1 voting privilege, c) the holder or holders of these shares will receive a $4,000,000 priority distribution before any proceeds are paid to the common shareholders, in the event of a voluntary, or involuntary, dissolution, liquidation, sale of all assets, sale of the corporation, bankruptcy, reorganization or other winding down of the corporate affairs, d) the holder or holders of any preferred A shares shall maintain the right of first refusal to participate or purchase stock on any registration statement filed by the Company and, e) each holder or holders of the Preferred A shares shall be paid twice the amount of dividends issued by the Company to common shareholders on a pro-rata basis, based on the number of preferred shares held. The shares are assignable and transferable by the holder. All 100,000 shares of our Series A Super Voting Preferred Stock are held by our CEO James W. McCabe, as of September 24, 2020, giving him majority voting control over the Company.

Common Stock

No shareholders of the Corporation holding Common Stock have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class.

Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board from time to time out of assets of funds of the Corporation legally available, therefore.

Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

Except as otherwise required by Nevada corporation law, the Articles of Incorporation, or any designation for a class of Preferred Stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Corporation shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.

Adoption of Bylaws. In the furtherance and not in limitation of the powers conferred by statute and the Articles of Incorporation, the Board is expressly authorized to adopt, repeal, rescind. alter or amend in any respect the bylaws of the Corporation.

Shareholder Amendment of Bylaws. The Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

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Removal of Directors. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

Preferred Stock

The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board in its sole discretion. Authority to do so being hereby expressly vested in the Board. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series: (1) the voting powers, if any, of the shares of such series and whether such voting powers are full or limited: (2) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid; (3) whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series: (4) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of. the Corporation: (5) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same other any other class or classes of stock or any other security, of the Corporation or any other corporation or entity, and the rates or other determinants of conversion or exchange applicable thereto; (6) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity; (7) the provisions, if any. of a sinking fund applicable to such series: and (8) any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof. of such series.

DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

______

Current Offering

Maverick Energy Group, Ltd. (“MKGP,” “We,” or the “Company”) is offering up to $20,000,000 total of Securities, consisting of Common Stock, $0.001 par value (the “Common Stock” or collectively the “Securities”).

Transfer Agent

Our transfer agent is Mountain Share Transfer, LLC, whose address is 2030 Mountain Ferry Rd. SE., Ste 212, Atlanta, GA 30339, telephone number is (404) 474.3110.

The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

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SHARES ELIGIBLE FOR FUTURE SALE

_____

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

-	1% of the number of shares of our Common Stock then outstanding; or the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

_____

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Andrew Coldicutt, Esq. of San Diego, CA.

EXPERTS

______

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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Maverick Energy Group, Ltd.

(UNAUDITED)

F-1

Maverick Energy Group Ltd.

Comparative Balance Sheets

(Unaudited)

	September 30,	December 31,
	2020	2019
Assets
Current assets
Cash in banks	$26,006	$5,071
Trust account	200
Inventory	–	–
Prepaid expenses	–	–
Total current assets	26,206	5,071

Property and Equipment	–	–

Other assets - Organization Costs	1,500	–

	$27,706	$5,071

Liabilities & Stockholders' Equity

Current liabilities
Accounts payable	$–	$–
Accrued Expenses	1,909	–
New Nets, LLC Convertible Notes	58,000	–
Total liabilities	59,909	–

Stockholders' equity (deficit)
Common stock, $0.01 par value, 250,000,000
shares authorized; 51,975,506 issued and
outstanding at September 30, 2020 and
131,094,189 issued and outstanding at
December 31, 2019	51,976	130,946
100,000 shares Preferred stock, Series A
Super Majority	174,844	–
Additional paid in capital	62,983	158,857
Treasury shares	(24,000)	(24,000)
Accumulated deficit	(298,006)	(260,732)
Total stockholders' equity (deficit)	(32,203)	5,071
	$27,706	$5,071

The accompanying footnotes should be read in conjunction with these financial statements.

F-2

Maverick Energy Group Limited

Comparative Statements of Operations

(Unaudited)

	Quarter ended	Year to date
	September 30, 2020
Income:
Gas revenues	$174	$1,763
Other income	–	–
Total income	174	1,763

Cost of sale:
Workover costs	–	–
Total cost of sales	–	–
Gross profit	174	1,763

Operating expenses:
Lease operating expense	–	–
Total operating expenses	–	–
Net operating income	174	1,763

General and administrative expenses:
Bank fees	280	360
Fees and licenses	7,810	16,395
Legal fees	3,300	6,602
Office costs	122	122
Professional fees	7,000	7,000
Promotion	–	1,380
Secretarial charges	1,500	2,000
Storage fees	951	1,268
Travel	–	2,000
Total general and administrative	20,963	37,128

Other income and (expense):
Interest expense	(1,065)	(1,909)
Total other expense	(1,065)	(1,909)
Net loss	$(21,854)	$(37,274)

Weighted number of common shares outstanding:
Basic	51,975,506	51,975,506
Fully diluted	133,525,887	133,525,887

Net loss per common share:
Basic	$(0.000420)	$(0.000717)
Fully Diluted	$(0.000164)	$(0.000279)

The accompanying footnotes should be read in conjunction with these financial statements.

F-3

Maverick Energy Group Ltd.

Statement of Changes in Stockholders' Equity and Accumulated Deficit

(Unaudited)

					Additional			Total
	Common Stock		Preferred Stock		Paid-in	Treasury	Accumulated	Stockholders'
	Shares	Par	Shares	Par	Capital	Shares	Deficit	Equity
Opening balance at January 1, 2019	131,094,189	$130,946	–	$–	$158,857	$(24,000)	$(255,417)	10,386
Net loss at December 31 2019							(5,315)	(5,315)
Ending balance at December 31, 2019	131,094,189	130,946	–	–	158,857	(24,000)	(260,732)	5,071
Conversion of Common share to Preferred	(79,118,683)	(78,970)	100,000	174,844	(95,874)	–	–	–
Net loss at September 30, 2020							(37,274)	(37,274)
Ending balance at September 30, 2020	51,975,506	$51,976	100,000	$174,844	$62,983	$(24,000)	$(298,006)	$(32,203)

The accompanying footnotes should be read in conjunction with these financial statements.

F-4

Maverick Energy Group Limited

Comparative Statements of Cash Flows

(Unaudited)

	Quarter ended	Year to date
	September 30, 2020
Cashflows from Operations:
Net loss	$(21,854)	$(37,274)
Adjustment to reconcile net income to net cash:
Depreciation and amortization	–	–
Changes in working capital components:
Accounts receivable	–	–
Inventory purchases	–	–
Prepaid expenses	–	–
Accounts payable	–	–
Accrued expenses	1,065	1,909
Trust account	(200)	(200)
Net cash provided (used) by operating activities	(20,989)	(35,565)

Cash flows from investing activities:
Purchase of long-term assets
Increase in organization costs	(1,500)	(1,500)
Net cash used/provided in investing activities	–	–
	(1,500)	(1,500)
Cash flows from financing activities:
Proceeds from corporate convertible notes	28,000	58,000
Net cash provided/used in financing activities	28,000	58,000

Net increase (decrease) in cash	5,511	20,935

Cash balance, beginning of period	20,495	5,071
Cash balance, end of period	$26,006	$26,006

The accompanying footnotes should be read in conjunction with these financial statements.

F-5

MAVERICK ENERGY GROUP,LTD.

NOTES TO COMPARATIVE FINANCIAL STATEMENTS

(UNAUDITED)

ITEM 1. Summary of significant accounting policies

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP").

Use of Estimates

The preparation of Comparative financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant assumptions and estimates relate to the valuation of equity issued for services, valuation of equity associated with convertible debt, the valuation of derivative liabilities, and the valuation of deferred tax assets. Actual results could differ from these estimates.

Fair Value Measurements and Fair Value of financial Instruments

Maverick adopted ASC Topic 820, Fair Value Measurement's ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entities own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities is carried at historical cost basis which approximates their fair values because of the short-term nature of these instruments.

Derivative Liability

We evaluate convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, "Derivatives and Hedging." The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

F-6

Deferred Taxes

Maverick follows Accounting Standards Codification subtopic 749-10, Income Taxes ("ASC 740-10") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.

Deferred taxes are classified as current or non-current depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to al) asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse and are considered immaterial.

Cash and cash Equivalents

For purposes of the Statements of Cash Flows, Maverick considers highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance tor Doubtful Accounts

Maverick monitors outstanding receivables based on factors surrounding the credit risk of specific customers, historical trends, and other information. The allowance for doubtful accounts is estimated based on an assessment of Maverick's ability to collect on customer accounts receivable. There is judgment involved with estimating the allowance for doubtful accounts and if the financial condition of Maverick's customers were to deteriorate, resulting in their inability to make the required payments, Maverick may be required to record additional allowances or charges against revenues. Maverick writes-off accounts receivable against the allowance when it determines a balance is uncollectible and no longer actively pursues its collection. As of September 30, 2020, and December 31, 2019 based upon the review of the outstanding accounts receivable, Maverick has determined that an allowance for doubtful accounts is not material. The allowance for doubtful accounts is created by forming a credit balance which is deducted from the total receivables balance in the balance sheet.

As of September 30, 2020 and December 31, 2019, Maverick had $-0- and $-0- in trade receivables, respectively.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

Stock Based Compensation Expense

We expect to account any share-based compensation pursuant to SFAS No. 123 (revised 2004) Share-Based Payment, or SFAS No. 123R. SFAS No. 123R requires measurement of all employee share-based payments awards using a fair-value method. When a grant date for fair value is determined we will use the Black-Scholes Merton pricing model. The Black- Scholes- Merton valuation calculation requires us to make key assumptions such as future stock price volatility, expected terms, risk-free rates and dividend yield. The weighted-average expected term for stock options granted was calculated using the simplified method in accordance with the provisions of Staff Accounting Bulletin No. 107, Share-Based Payment. The simplified method defines the expected term as the average of the contractual term and the vesting period of the stock option. We will estimate the volatility rates used as inputs to the model based on an analysis of the most similar public companies for which Maverick has data. We will use judgment in selecting these companies, as well as in evaluating the available historical volatility data for these companies.

F-7

Maverick will continue to use judgment in evaluating the expected term, volatility and forfeiture rate related to its stock- based awards on a prospective basis, and in incorporating these factors into the model. If our actual experience differs significantly from the assumptions used to compute its stock-based compensation cost, or if different assumptions had been used, we may record too much or too little share-based compensation cost.

Revenue Recognition

Revenue includes product sales. The products sold are crude oil and natural gas. Maverick recognizes revenue from product sales in accordance with Topic 606 "Revenue Recognition in Financial Statements" which considers revenue realized or realizable and earned when all of the following criteria are met:

(i)	persuasive evidence of an arrangement exists,
(ii)	the services have been rendered and all required milestones achieved,
(iii)	the sales price is fixed or determinable, and
(iv)	Collectability is reasonably assured.

Maverick adopted ASC 606 using the modified retrospective method applied to all contracts not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under ASC 606 while prior period amounts continue to be reported in accordance with legacy GAAP. There was no effect on beginning retained earnings as a result of adopting ASC 606. The adoption of ASC 606 did not result in a change to the accounting for any of the in-scope revenue streams. There was no impact on the income state as a result of the adoption.

Fair Value of financial Instruments

Accounting Standards Codification subtopic 825-10 Financial Instruments ("ASC 825-10'') requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of Maverick are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed otherwise only available information pertinent to fair value has been disclosed.

Maverick follows Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820- 10") and Accounting Standards Codification subtopic 825-10, Financial Instruments ("ASC 825-10"), which permits entities to choose to measure many financial instruments and certain other items at fair value.

Beneficial conversion Feature

For conventional convertible debt where the rate of conversion is below market value, Maverick records a "beneficial conversion feature" ("BCF") and related debt discount.

When Maverick records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument (offset to additional paid in capital) and amortized to interest expense over the life of the debt.

Advertising Marketing and Public Relations

Maverick follows the policy of charging the costs of advertising. marketing, and public relations to expense as incurred.

F-8

Offering Costs

Costs incurred in connection with raising capital by the issuance of common stock are recorded as contra equity and deducted from the capital raised.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss, capital loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Maverick recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Maverick records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our Comparative federal tax return and any state tax returns are not currently under examination.

Maverick has adopted FASB ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Net Income (loss} Per Common Share

Maverick computes loss per common share, in accordance with FASB ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive that could result from the exercise of outstanding stock options and warrants.

Recent Accounting Pronouncements

On January 1, 2018, Maverick adopted ASU 2014-09, Revenue from Contracts with Customers and all subsequent amendments to the ASU (collectively, "ASC 606"), which (i) creates a single framework for recognizing revenue from contracts with customers that fall within its scope and (ii) revises when it is appropriate to recognize a gain (loss)from the transfer of non-financial assets. The majority of Maverick's revenues come from crude oil and natural gas produced from wells which fall within the scope of ASC 606. See Revenue Recognition footnote for more information

ASU 2014-10, "Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements". ASU 2014 10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations cash flows and stockholder’s equity. The amendments in ASU 2014-10 will be effective prospectively for Quarterly reporting periods beginning after December 15,2014, and interim periods within those Quarterly periods, however early adoption is permitted. Maverick evaluated and adopted ASU 2014-10 during the year ended December 31, 2015. In August 2014, the FASB issued ASU No. 2014-15, "Presentation of Financial Statements-Going Concern". The provisions of ASU No. 2014-15 require management to assess an entity's ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management's plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management's plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the Quarterly period ending after December 15, 2016, and for Quarterly periods and interim periods thereafter. Maverick is currently assessing the impact of this ASU on Maverick's Comparative financial statements.

F-9

Other accounting standards are not expected to have a material impact on Maverick's Comparative financial position or results of operations

2. Property and equipment

Maverick had no property and equipment, or accumulated depreciation at September 30, 2020 and December 31, 2019:

September 30,	December 31,
2020	2019
$-0-	-0-

3. Intangible assets

Maverick had Organization Costs associated with corporate documentation in the amount of $1,500. There was no accumulated amortization at September 30, 2020 and December 31, 2019. Amortization expense was $-0- for the 9 months ended September 30, 2020 and the year ended December 31, 2019.

4. New Nets LLC Convertible Debt

During February, June, July and September 2020 Maverick agreed to the conditions of a convertible debt instrument. The terms of the instruments are; interest accruing at 10% with maturity dates of August and December 2020 and July and September 2021. Interest in the amount of $1,909 was accrued for the nine months ended September 30, 2020. The conversion feature allows the loan to be converted to Maverick common shares at a conversion rate of $.01 per share, which is not materially below the current market value of the common shares. The proceeds from the convertible debt were used for working capital purposes.

5. Capital stock Common Stock

No Capital Stock was issued during the quarter ending September 30, 2020. On September 24, 2020, 79,118,683 shares were taken into the treasury of the corporation in exchange for 100,000 shares of Preferred Stock. See Preferred Stock.

Preferred Stock

On September 24, 2020, one hundred thousand shares of Series “A” Super Majority Preferred Stock was issued during the quarter ending September 30, 2020, to a party related to the corporation by common stock ownership. The Preferred shares were issued to replace common shares taken into the corporate treasury. The preferences of the preferred stock are as follows, a) each share can be converted to common stock at a 900 shares of common stock for 1 share of preferred, b) each share has a 10,000 to 1 voting privilege, c) the holder or holders of these shares will receive a $4,000,000 priority distribution before any proceeds are paid to the common shareholders, in the event of a voluntary, or involuntary, dissolution, liquidation, sale of all assets, sale of the corporation, bankruptcy, reorganization or other winding down of the corporate affairs, d) the holder or holders of any preferred A shares shall maintain the right of first refusal to participate or purchase stock on any registration statement filed by the Company and, e) each holder or holders of the Preferred A shares shall be paid twice the amount of dividends issued by the Company to common shareholders on a pro-rata basis, based on the number of preferred shares held. The shares are assignable and transferable by the holder.

6. Related-party transactions

See 5. Preferred Stock.

F-10

7. Concentration of credit risks

Maverick maintains accounts with financial institutions. All cash in checking accounts is non-interest bearing and is fully insured by the Federal Deposit Insurance Corporations (FDIC). At times. cash balances in money market accounts may exceed the maximum coverage provided by the FDIC on insured depositor accounts. Maverick believes it mitigates its risk by depositing its cash and cash equivalents with major financial institutions. There were no cash deposits in excess of FDIC insurance at September 30, 2020.

8. Going Concern

Maverick's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. At September 30, 2020 and December 31, 2019, Maverick had $26,006 and $5,071 in cash, respectfully and negative working capital of ($33,703) at September 30, 2020 and $5,071 in working capital at December 30, 2019. For the three months and nine months ended September 30, 2020, Maverick had net losses from operations of ($21,854) and$ ($37,274) respectively. Due to Maverick’s limited liquidity, unexpected costs in the future could result in negative working capital. In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of Maverick, which in turn is dependent upon Maverick's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amount or amounts and classification of liabilities that might be necessary should Maverick be unable to continue as a going concern. Management has taken the steps to revive its operating and financial picture, which it believes are sufficient to provide Maverick with the ability to continue as a going concern. The accompanying financial statements have been prepared assuming that the entity will continue as a going concern.

9. Letter of Intent

Maverick is party to a Letter of Intent (LOI) that is designed to assist Maverick financially in the future acquisition and development of oil and gas assets in North America. The terms of the LOI have a funding ceiling of $20,000,000 with an anticipated closing date of December 29, 2020. The other terms are that the funding group will own 75% of the acquired assets and Maverick will own 25% stipulated by a Joint Venture Agreement predicated by the depositing of the acquisition funds into an agreed upon bank account.

10. Option to Purchase Assets

During 2020, Maverick agreed to the terms of an option agreement “the Option”, to purchase substantially all the assets, both tangible and intangible, of Diamond Energy Services, LP (DES). The terms of the purchase are as follows:

DES agrees to give two ninety-day options to Maverick to purchase the assets of DES for $20,000,000. The payment terms are “all cash”, with interest accruing monthly and adding to the purchase price at $250,000 per month, beginning on the date of signing. The second option will be granted, if proof of funds is provided to DES, in a form satisfactory to DES.

Also during 2020, Maverick agreed to the terms of an option agreement “Option #2”, to acquire from DESMD X, LLC (DESMD), an exclusive 90-day option to purchase the equivalent of a 100% Working Interest in the Big Foot oil and gas leases owned by DESMD. If certain contractual and financial requirements are met, Option #2 may be extended for an additional 90 days. Option #2 is unassignable. The anticipated purchase price for the leases is $20,000,000 with interest accruing monthly at $250,000 per month, from the date Option #2 is signed.

F-11

Maverick Energy Group, Ltd.

(UNAUDITED)

F-12

Maverick Energy Group Ltd.

Comparative Balance Sheets

(Unaudited)

	December 31,
	2019	2018
Assets

Current assets
Cash in banks	$5,071	$10,386
Accounts receivable
Inventory	–	–
Prepaid expenses	–	–
Total current assets	5,071	10,386

Property and Equipment	–	–
Other assets	–	–
Total Assets	$5,071	$10,386

Liabilities & Stockholders' Equity
Current liabilities
Accounts payable	$–	$–
Accrued Expenses	–	–
Amounts due related parties	–	–
Total liabilities	–	–

Stockholders' equity
Common stock, $0.01 par value, 500,000,000
shares authorized; 131,094,189 issued and
outstanding at December 31, 2019 and 2018	130,946	130,946
Additional paid in capital	158,857	158,857
Treasury shares	(24,000)	(24,000)
Accumulated deficit	(260,732)	(255,416)
Total liabilities and stockholders' equity	$5,071	$10,386

The accompanying footnotes should be read in conjunction with these financial statements.

F-13

Maverick Energy Group Limited

Comparative Statements of Operations

(Unaudited)

	For the Year Ended
	December 31,
	2019	2018
Income:
Gas revenues	$1,982	$1,562
Other income	–	–
Total income	1,982	1,562

Cost of sale:
Workover costs	–	–
Other	–	119
Total cost of sales	–	119
Gross profit (loss)	1,982	1,443

Operating expenses:
Lease operating expense	–	–
Total operating expenses	–	–
Net operating income	1,982	1,443

General and administrative expenses:
Bank fees	121	87
Legal fees	–	1,355
Total general and administrative	121	1,442

Other income and (expense):
Utility refund	–	–
Interest income	–	–
Miscellaneous	(7,176)	3,665
Total other income	(7,176)	3,665
Net income	$(5,315)	$3,666

Weighted number of common shares outstanding, basic and fully diluted	131,094,189	131,094,189

Net income (loss) per common share, basic and fully diluted	$(0.000041)	$0.000028

The accompanying footnotes should be read in conjunction with these financial statements.

F-14

Maverick Energy Group Ltd.

Statement of Changes in Stockholders' Equity and Accumulated Deficit

(Unaudited)

			Additional			Total
	Common Stock		Paid-in	Treasury	Accumulated	Stockholders'
	Shares	Par	Capital	Shares	Deficit	Equity
Opening balance at January 1, 2018	131,094,189	$130,946	$158,857	$(24,000)	$(259,201)	6,602
Net income at December 31 2018					3,784	3,784
Ending balance at December 31, 2018	131,094,189	130,946	158,857	(24,000)	(255,417)	10,386
Net income at December 31, 2019					(5,315)	(5,315)
Ending balance at December 31, 2019	131,094,189	$130,946	$158,857	$(24,000)	$(260,732)	$5,071

The accompanying footnotes should be read in conjunction with these financial statements.

F-15

Maverick Energy Group Limited

Comparative Statements of Cash Flows

(Unaudited)

	For the Year Ended
	December 31,
	2019	2018
Cashflows from Operations:
Net income	$(5,315)	$3,784
Adjustment to reconcile net income to net cash:
Depreciation and amortization	–	–
Changes in working capital components:
Accounts receivable	–	–
Inventory purchases	–	–
Prepaid expenses	–	–
Accounts payable	–	–
Accrued expenses	–	–
Advances from related parties	–	–
Net cash provided (used) by operating activities	(5,315)	3,784

Cash flows from investing activities:
Purchase of long-term assets	–	–
Increase in intangible properties	–	–
Net cash used/provided in investing activities	–	–

Cash flows from financing activities:
Proceeds from issuance of stock	–	–
Net cash provided/used in financing activities	–	–

Net increase (decrease) in cash	(5,315)	3,784
Cash balance, beginning of period	10,386	6,602
Cash balance, end of period	$5,071	$10,386

The accompanying footnotes should be read in conjunction with these financial statements.

F-16

MAVERICK ENERGY GROUP, LTD. NOTES TO

COMPARATIVE FINANCIAL STATEMENTS

(UNAUDITED)

1. Nature of operations

Maverick Energy Group, Ltd. (MKGP), a Nevada Corporation, operates, develops and manages oil and gas assets in North America. Maverick is a licensed oil and gas operator in Texas and West Virginia and operates over 30 wells for both Maverick and others.

Maverick maintains minimal operations and expects to address the necessary measures to bring Maverick back to full public status and operations in the 2020.

2. Summary of significant accounting policies

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP").

Use of Estimates

The preparation of Comparative financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant assumptions and estimates relate to the valuation of equity issued for services, valuation of equity associated with convertible debt, the valuation of derivative liabilities, and the valuation of deferred tax assets. Actual results could differ from these estimates.

Fair Value Measurements and Fair Value of Financial Instruments

Maverick adopted ASC Topic 820, Fair Value Measurement’s ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entities own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities is carried at historical cost basis which approximates their fair values because of the short-term nature of these instruments.

Derivative Liability

We evaluate convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, "Derivatives and Hedging." The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

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Deferred Taxes

Maverick follows Accounting Standards Codification subtopic 740-10, Income Taxes ("ASC 740-10") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.

Deferred taxes are classified as current or non-current depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to al) asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse and are considered immaterial.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, Maverick considers highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Maverick monitors outstanding receivables based on factors surrounding the credit risk of specific customers, historical trends, and other information. The allowance for doubtful accounts is estimated based on an assessment of Maverick's ability to collect on customer accounts receivable. There is judgment involved with estimating the allowance for doubtful accounts and if the financial condition of Maverick's customers were to deteriorate, resulting in their inability to make the required payments, Maverick may be required to record additional allowances or charges against revenues. Maverick writes-off accounts receivable against the allowance when it determines a balance is uncollectible and no longer actively pursues its collection. As of December 31, 2019, and December 31, 2018 based upon the review of the outstanding accounts receivable, Maverick has determined that an allowance for doubtful accounts is not material. The allowance for doubtful accounts is created by forming a credit balance which is deducted from the total receivables balance in the balance sheet.

As of December 31, 2019 and December 31, 2018, Maverick had $-0- and $-0- in trade receivables, respectively.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

Stock Based Compensation Expense

We expect to account any share-based compensation pursuant to SFAS No. 123 (revised 2004) Share-Based Payment, or SFAS No. 123R. SFAS No. 123R requires measurement of all employee share-based payments awards using a fair-value method. When a grant date for fair value is determined we will use the Black-Scholes-Merton pricing model. The Black- Scholes- Merton valuation calculation requires us to make key assumptions such as future stock price volatility, expected terms, risk-free rates and dividend yield. The weighted-average expected term for stock options granted was calculated using the simplified method in accordance with the provisions of Staff Accounting Bulletin No. 107, Share-Based Payment. The simplified method defines the expected term as the average of the contractual term and the vesting period of the stock option. We will estimate the volatility rates used as inputs to the model based on an analysis of the most similar public companies for which Maverick has data. We will use judgment in selecting these companies, as well as in evaluating the available historical volatility data for these companies.

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SFAS No. 123R requires us to develop an estimate of the number of share-based awards which will be forfeited due to employee turnover. Annual changes in the estimated forfeiture rate may have a significant effect on share-based payments expense, as the effect of adjusting the rate for all expense amortization after January 1, 2006 is recognized in the period the forfeiture estimate is changed. If the actual forfeiture rate is higher than the estimated forfeiture rate, then an adjustment is made to increase the estimated forfeiture rate, which will result in a decrease to the expense recognized in the financial statements. If the actual forfeiture rate is lower than the estimated forfeiture rate, then an adjustment is made to decrease the estimated forfeiture rate, which will result in an increase to the expense recognized in the financial statements. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant. We have never paid cash dividends, and do not currently intend to pay cash dividends, and thus have assumed a 0% dividend yield.

Maverick will continue to use judgment in evaluating the expected term, volatility and forfeiture rate related to its stock- based awards on a prospective basis, and in incorporating these factors into the model. If our actual experience differs significantly from the assumptions used to compute its stock-based compensation cost, or if different assumptions had been used, we may record too much or too little share-based compensation cost.

Revenue Recognition

Revenue includes product sales. The products sold are crude oil and natural gas. Maverick recognizes revenue from product sales in accordance with Topic 606 "Revenue Recognition in Financial Statements" which considers revenue realized or realizable and earned when all of the following criteria are met:

(i)	persuasive evidence of an arrangement exists,
(ii)	the services have been rendered and all required milestones achieved,
(iii)	the sales price is fixed or determinable, and
(iv)	Collectability is reasonably assured.

Maverick adopted ASC 606 using the modified retrospective method applied to all contracts not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under ASC 606 while prior period amounts continue to be reported in accordance with legacy GAAP. There was no effect on beginning retained earnings as a result of adopting ASC 606. The adoption of ASC 606 did not result in a change to the accounting for any of the in-scope revenue streams. There was no impact on the income state as a result of the adoption.

Convertible Debentures

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature ("BCF"). A BCF is recorded by Maverick as a debt discount pursuant to ASC Topic 470-20 "Debt with Conversion and Other Options." In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and Maverick amortizes the discount to interest expense, over the life of the debt.

Fair Value of Financial Instruments

Accounting Standards Codification subtopic 825-10, Financial Instruments ("ASC 825-10") requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of Maverick are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Maverick follows Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820- 10") and Accounting Standards Codification subtopic 825-10, Financial Instruments ("ASC 825-10"), which permits entities to choose to measure many financial instruments and certain other items at fair value.

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Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, Maverick records a "beneficial conversion feature" ("BCF") and related debt discount.

When Maverick records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument (offset to additional paid in capital) and amortized to interest expense over the life of the debt.

Advertising, Marketing and Public Relations

Maverick follows the policy of charging the costs of advertising, marketing, and public relations to expense as incurred.

Offering Costs

Costs incurred in connection with raising capital by the issuance of common stock are recorded as contra equity and deducted from the capital raised.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss, capital loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Maverick recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Maverick records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our Comparative federal tax return and any state tax returns are not currently under examination.

Maverick has adopted FASB ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Net Income (loss) Per Common Share

Maverick computes loss per common share, in accordance with FASB ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock options and warrants.

Recent Accounting Pronouncements

On January 1, 2018, Maverick adopted ASU 2014-09, Revenue from Contracts with Customers and all subsequent amendments to the ASU (collectively, “ASC 606”), which (i) creates a single framework for recognizing revenue from contracts with customers that fall within its scope and (ii) revises when it is appropriate to recognize a gain (loss)from the transfer of non-financial assets. The majority of Maverick’s revenues come from crude oil and natural gas produced from wells which fall within the scope of ASC 606. See Revenue Recognition footnote for more information

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ASU 2014-10, "Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements". ASU 2014 10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity. The amendments in ASU

2014-10 will be effective prospectively for annual reporting periods beginning after December 15,2014, and interim periods within those annual periods, however early adoption is permitted. Maverick evaluated and adopted ASU 2014-10 during the year ended December 31, 2015.

In August 2014, the FASB issued ASU No. 2014-15, "Presentation of Financial Statements-Going Concern". The provisions of ASU No. 2014-15 require management to assess an entity's ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management's plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management's plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Maverick is currently assessing the impact of this ASU on Maverick's Comparative financial statements.

Other accounting standards are not expected to have a material impact on Maverick's Comparative financial position or results of operations.

3. Property and equipment

Maverick had no property and equipment, or accumulated depreciation at December 31, 2019 and December 31, 2018:

December 31,	December 31,
2019	2018
$-0-	-0-

Depreciation expense was $-0- for the year ended December 31, 2019.

4. Intangible assets

Maverick had no Intangible assets or accumulated amortization at December 31, 2019 and December 31, 2018. Amortization expense was $-0- for the year ended December 31, 2019.

5. Capital Stock.

Common Stock

No Capital Stock was issued during the year ending 12-31-2019

Preferred Stock

No Preferred Stock was issued during the year ending 12-31-2019

6. Related-party transactions

None

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7. Concentration of credit risks

Maverick maintains accounts with financial institutions. All cash in checking accounts is non-interest bearing and is fully insured by the Federal Deposit Insurance Corporation (FDIC). At times, cash balances in money market accounts may exceed the maximum coverage provided by the FDIC on insured depositor accounts. Maverick believes it mitigates its risk by depositing its cash and cash equivalents with major financial institutions. There were no cash deposits in excess of FDIC insurance at December 31, 2019.

8. Going Concern

Maverick's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. At December 31, 2019 and December 31, 2018, Maverick had $5,071 and $10,386 in cash and $5,071 and $10,386 in working capital, respectively. For the years ended December 31, 2019 and December 31, 2018, Maverick had net profits (losses) from operation of ($5,315) and $3,666. Due to Maverick’s limited liquidity, unexpected costs in the future could result in negative working capital. In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of Maverick, which in turn is dependent upon Maverick's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amount or amounts and classification of liabilities that might be necessary should Maverick be unable to continue as a going concern. Management has taken the steps to revive its operating and financial picture, which it believes are sufficient to provide Maverick with the ability to continue as a going concern. The accompanying financial statements have been prepared assuming that the entity will continue as a going concern.

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PART III—EXHIBITS

Index to Exhibits

Number	Exhibit Description

2.1	Amended Articles of Incorporation and Amendments Thereto
2.2	Bylaws
3.1	Specimen Stock Certificate
4.1	Subscription Agreement
6.1	Heads of Agreement USR Technology License Agreement by and between the Company and USR dated May 14, 2020.
12.1	Opinion of Law Office of Andrew Coldicutt

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Augustine on January 8, 2021.

(Exact name of issuer as specified in its charter):	Maverick Energy Group, Ltd.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ James W. McCabe
Title: James W. McCabe, Chief Executive Officer (Principal Executive Officer)
(Date):

/s/ Reed Morgan
Title: Reed Morgan, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)
(Date):

SIGNATURES OF DIRECTORS:
/s/ James W. McCabe	January 8, 2021
Date

/s/ Reed Morgan	January 8, 2021
Date

/s/ Christiane Lopez	January 8, 2021
Date

/s/ David LaPrade	January 8, 2021
Date